EXHIBIT 99.1

Xcerra Announces Second Quarter Results

Second Fiscal Quarter Notables:

  Strategic investment made in supporting core business growth
  InCarrier WLCSP solution completes proof of concept phase
  8th consecutive quarter of positive EBITDA

NORWOOD, Mass., Feb. 25, 2016 (GLOBE NEWSWIRE) -- Xcerra Corporation (NASDAQ:XCRA), today announced financial results for its second fiscal quarter ended January 31, 2016.

Net sales for the quarter were $72,334,000 compared to the prior quarter’s net sales of $78,401,000.  GAAP net income for the quarter was $4,436,000 or $0.08 per diluted share.  Excluding the net impact from discontinued operations of ($8,363,000), restructuring totaling $252,000, and amortization of purchased intangible assets of $296,000, non-GAAP net loss for the quarter was ($3,379,000), or ($0.06) per diluted share.

Dave Tacelli, president and chief executive officer, commented, “The Company continues to deliver financial results ahead of our business model and has generated positive EBITDA for the 8th consecutive quarter.

"One of the key technical milestones in the quarter was the completion of the proof of concept phase of our solution for handling wafer level chip scale packaged devices (WLCSP). Using our InCarrier solution a customer has successfully tested multiple wafers. We have additional customers going through the validation process with their own products over the next few months. We expect first revenues from this solution in FY17.

"We see recovery of our Semiconductor Test Solutions (STS) business in the April quarter while in the near term the Electronics Manufacturing Solutions (EMS) business environment remains soft. To support the demand for Diamondx, we are investing capital in the current quarter to assist key strategic customers to expand their installed base of equipment. This investment represents a value of approximately $8M in revenue, and we expect these investments to convert to revenue in calendar 2017.”

Third Quarter Fiscal 2016 Outlook

For the fiscal quarter ending April 30, 2016, net sales are expected to be in the range of $80 million to $83 million.  Non-GAAP net income (loss) for the quarter is expected to be in the range of ($0.02) to $0.01 per share, assuming 53.5 million shares outstanding.  The non-GAAP guidance excludes amortization of purchased intangible assets and the tax effect related to the gain on the sale of the Harbor Electronics business.

The Company will conduct a conference call today, February 25, 2016 at 10:00 AM EST to discuss this release.  The conference call may be accessed via telephone by dialing (877) 853-5334. The call will be simulcast via the Xcerra web site http://xcerra.com/investors/events-presentations/.  Audio replays of the call can be heard through February 26, 2016, via telephone, by dialing (855) 859-2056; conference ID number 40989453.  A replay of the webcast can be accessed by visiting our web site 90 minutes following the conference call at http://xcerra.com/investors/events-presentations/.

Information About Non-GAAP Measures

Xcerra supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company.  Non-GAAP net loss for the quarter ended January 31, 2016 excludes the amortization of purchased intangible assets, restructuring charges, and net gain from discontinued operations.  Management believes these non-GAAP measures are useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information is useful to investors for the same purposes.  A reconciliation between the Company’s GAAP and non-GAAP results is provided in the attached tables.  Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Any statements in this presentation about future expectations, plans and prospects for the Company, including financial guidance on revenue, financial operating results (including net income or loss), and earnings or loss per share, continued customer adoption of recent product introductions, product developments, potential customer expansion and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the Company’s use of the words "believes," "anticipates," "plans," "expects," "may," "will," "would," "should," "intends," "estimates," "seeks" or similar expressions, whether negative or affirmative. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, the fluctuations in the demand for semiconductor devices, the ability of the Company to win orders from customers for the testing and handling of their new generation semiconductor devices, the fluctuations in the demand of our customer’s devices in the marketplace, the Company’s ability to timely develop new products, options and software applications,  the level of customer demand for such products, options and software applications, the Company’s ability  to meet acceptance requirements for newly developed products, the conditions affecting the markets in which we compete, the Company’s ability to meet its debt service obligations under its existing credit arrangement with Silicon Valley Bank, as well as the other important factors as are described in the Company’s filings with the U.S. Securities and Exchange Commission, including those included under the heading “Risk Factors" in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2015. The Company disclaims any intention or obligation to update any forward-looking statements after the date of this presentation.

About Xcerra

Xcerra Corporation is comprised of four businesses in the semiconductor and electronics manufacturing test markets: atg-Luther & Maelzer, Everett Charles Technologies, LTX-Credence and Multitest. The combination of these businesses creates a company with a broad spectrum of semiconductor and PCB test expertise that drives innovative new products and services, and the ability to deliver to customers fully integrated semiconductor test cell solutions.  The Company addresses the broad, divergent requirements of the mobility, industrial, automotive and consumer end markets, offering a comprehensive portfolio of solutions and technologies, and a global network of strategically deployed applications and support resources.  Additional information can be found at www.xcerra.com or at each product group’s website; www.atg-lm.com, www.ectinfo.com, www.ltxc.com and www.multitest.com

Xcerra is a trademark of Xcerra Corporation.
All other trademarks are the property of their respective owners.

Xcerra Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)

ASSETS	January 31, 2016	July 31, 2015

Current assets
Cash and cash equivalents	$75,194	$77,858
Marketable securities	59,162	60,593
Accounts receivable - trade, net	71,458	81,313
Accounts receivable - other, net	662	326
Inventories, net	65,174	60,593
Prepaid expenses and other current assets	11,155	8,393
Assets held for sale	-	10,454
Total current assets	282,805	299,530

Property and equipment, net	29,793	31,450
Intangible assets, net	9,922	10,640
Goodwill	43,850	43,850
Other assets	2,498	2,005
Total assets	$368,868	$387,475

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$3,442	$2,509
Accounts payable	23,219	27,492
Other accrued expenses	32,619	35,579
Deferred revenues	7,636	7,466
Liabilities held for sale	-	1,147
Total current liabilities	66,916	74,193

Term Loan	22,539	23,938
Other long-term liabilities	10,834	10,876
Stockholders' equity	268,579	278,468
Total liabilities and stockholders' equity	$368,868	$387,475

Xcerra Corporation
Consolidated Statements of Operations
(in thousands, except earnings per share data)
(unaudited)
	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2016	2015	2016	2015

Net sales	$72,334	$83,453	$150,735	$199,674
Cost of sales	41,729	46,790	87,998	109,812
Gross profit	30,605	36,663	62,737	89,862

Engineering and product development expenses	14,834	15,625	29,897	31,695
Selling, general, and administrative expenses	18,907	18,262	36,860	40,413
Amortization of purchased intangible assets	296	449	710	984
Restructuring	252	230	384	938
Income (loss) from continuing operations	(3,684)	2,097	(5,114)	15,832

Other income, net	449	4,058	1,912	3,579
Income (loss) from continuing operations before provision for income taxes	(3,235)	6,155	(3,202)	19,411
Provision for income taxes	692	1,563	1,603	2,326
Income (loss) from continuing operations	(3,927)	4,592	(4,805)	17,085
Income (loss) from discontinued operations, net of tax	8,363	(663)	7,576	(1,094)
Net income	$4,436	$3,929	$2,771	$15,991

Basic net income (loss) per share:
Net income (loss) from continuing operations	$(0.07)	$0.08	$(0.09)	$0.32
Net income (loss) from discontinued operations, net of tax	0.16	(0.01)	0.14	(0.02)
Basic net income (loss) per share	$0.08	$0.07	$0.05	$0.30

Diluted net income (loss) per share:
Net income (loss) from continuing operations	$(0.07)	$0.08	$(0.09)	$0.32
Net income (loss) from discontinued operations, net of tax	0.16	(0.01)	0.14	(0.02)
Diluted net income (loss) per share	$0.08	$0.07	$0.05	$0.30

Weighted-average common shares used in computing net income (loss) per share:
Basic	53,608	54,362	54,049	52,745
Diluted	53,608	54,667	54,141	53,510

Xcerra Corporation
Reconciliation of GAAP Net Income to Non-GAAP Net (Loss) Income
(In thousands, except per share amounts)
(unaudited)

	Three Months	Basic	Diluted	Three Months	Basic	Diluted
	Ended	Earnings	Earnings	Ended	Earnings	Earnings
	January 31, 2016	Per Share	Per Share	January 31, 2015	Per Share	Per Share

GAAP net income	$4,436	$0.08	$0.08	$3,929	$0.07	$0.07
(Income) loss from discontinued operations	(8,363)	(0.16)	(0.16)	663	0.01	0.01
Amortization of purchased intangible assets	296	0.01	0.01	449	0.01	0.01
Restructuring	252	-	-	230	-	-
Amortization of inventory step up for purchase accounting	-	-	-	498	0.01	0.01
Gain from financing activities (Other income, net)	-	-	-	(2,685)	(0.05)	(0.05)
Non-GAAP net (loss) income	$(3,379)	$(0.06)	$(0.06)	$3,084	$0.05	$0.05

Weighted average shares outstanding:		53,608	53,608		54,362	54,667

	Six Months	Basic	Diluted	Six Months	Basic	Diluted
	Ended	Earnings	Earnings	Ended	Earnings	Earnings
	January 31, 2016	Per Share	Per Share	January 31, 2015	Per Share	Per Share

GAAP net income	$2,771	$0.05	$0.05	$15,991	$0.30	$0.30
(Gain) loss from discontinued operations	(7,576)	(0.14)	(0.14)	1,094	0.02	0.02
Amortization of purchased intangible assets	710	0.01	0.01	984	0.02	0.02
Restructuring	384	0.01	0.01	938	0.02	0.02
Amortization of inventory step up for purchase accounting	-	-	-	1,991	0.04	0.04
Gain from financing activities (Other income, net)	-	-	-	(2,685)	(0.05)	(0.05)
Non-GAAP net (loss) income	$(3,711)	$(0.07)	$(0.07)	$18,313	$0.35	$0.34

Weighted average shares outstanding:		54,049	54,141		52,745	53,510

Investor Contact:

Richard Yerganian,
Vice President, Investor Relations
Xcerra Corporation
Tel. 781.467.5063
Email rich.yerganian@xcerra.com